UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 09, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On November 9, 2015, the Company signed a mutual release agreement with Eagle Productions LLC, whereby the Agreement between FONU2 and Eagle Productions LLC with respect to the production of the film Effa was canceled and terminated as of the date hereof, and that neither FONU2 or Eagle Productions LLC shall have any further rights, liabilities or obligations under the Agreement.  As part of the release agreement, 166,666,667 shares of common stock (“Stock”) of FONU2 previously issued to Eagle Productions LLC were canceled and returned to the Company’s treasury.

Item 3.02 – Unregistered Sales of Equity Securities

On November 9, 2015 the Company cancelled the 166,666,667 shares that were previously issued on February 27, 2015 and being held for the benefit of Eagle Productions, LLC

As of November 9, 2015, there are 553,647,412 common shares issued and outstanding.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Mutual Release Agreement between FONU2 Inc. and Eagle Productions, LLC, a Georgia corporation, dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: November 9, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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